AGREEMENT TO PURCHASE LIMITED PARTNERSHIP INTERESTS
        IN SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP


          Agreement (this "Agreement") by and between Aquarius Acquisition, L.P., a Delaware limited partnership (individually or collectively, the "Purchaser"), and the person(s) listed on
Exhibit 1 hereto (individually or collectively, the "Seller").

                       R E C I T A L S :

          WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, Units (as defined below), all upon the terms and conditions of this Agreement. As used herein, "Unit" and "Units" have the same meaning as is ascribed to such terms in the Partnership Agreement of Springhill Lake Investors Limited Partnership (the "Partnership") as in effect on the date hereof and includes any fractional Units.


          NOW, THEREFORE, IT IS AGREED

          1. The Seller hereby irrevocably offers to sell to the Purchaser all of the Units listed on Exhibit 1 hereto (the "Seller's Units") in return for cash consideration of $36,400 per Unit less any distributions received by the Seller after March 21, 1995 in respect of the Seller's Units. The Purchaser shall accept Seller's Units by executing this Agreement in the space provided below. The Seller agrees that the Purchaser shall have 7 days from the receipt of a duly executed copy of
this Agreement to accept the Seller's Units.    Upon such
acceptance, the Purchaser agrees promptly to deliver payment for the Seller's Units accepted for payment by check delivered by overnight courier to the Seller at the Seller's address on
Exhibit 1 hereto.

          2. Subject to and effective upon acceptance for payment of the Seller's Units in accordance with the terms hereof, the Seller hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such Seller's Units and requests, authorizes and directs Three Winthrop Properties, Inc., a Massachusetts company and Managing General Partner of the Partnership ("Three Winthrop"), to substitute the Purchaser as a limited partner of the Partnership in place of the Seller with respect to such Seller's Units. The Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to such Seller's Units, with full power of substitution (such power of attorney

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being deemed to be an irrevocable power coupled with an
interest) to deliver such Seller's Units and transfer ownership thereof on the Partnership books maintained by Three Winthrop, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and to receive all benefits and otherwise exercise all rights of ownership of such Seller's Units. Upon the transfer of such Seller's Units, all prior proxies and consents given by the Seller with respect thereto will be automatically revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

          3. The Seller hereby represents and warrants that the Seller owns, and has full power and authority to sell, assign and transfer, the Seller's Units, and that when such Seller's Units are transferred the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Seller's Units will not be subject to any adverse claim.

          4. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the purchase of the Seller's
Units.

          5. The Seller understands and agrees that the acceptance of the Seller's Units by the Purchaser will constitute a binding agreement between the Seller and the Purchaser.

          6. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, administrators, executors, successors, assigns and trustees in bankruptcy and other legal representatives of the Seller. The Seller agrees that the offer to sell Units pursuant to this Agreement is irrevocable.

          7. The Purchaser agrees that it will pay or cause to be paid all transfer taxes, if any, payable on the transfer to it of Seller's Units accepted for payment pursuant to this Agreement.

          8. If any Seller's Units are registered in the names of two or more joint administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons shall deliver to the Purchaser, along with this Agreement, proper evidence satisfactory to the Purchaser of their authority to so act.

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          9.   The Seller hereby certifies the following:

               a. The Taxpayer Identification Number ("TIN") shown on the Substitute Form W-9 (attached hereto as Annex A) is the correct TIN of the person who is submitting this Agreement (and who is required by law to provide such TIN), or such person is waiting for a TIN to be issued and such person either (a) has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) intends to mail or deliver an application in the near future (it being understood that if such person does not provide a TIN within sixty (60) days, 31% of all reportable payments made to such person thereafter will be withheld until such person provides a number);

               b. The person who is submitting this Agreement and who is required by law to provide such TIN is not subject to backup withholding either because such person has not been notified by the IRS that such person is subject to backup withholding as a result of a failure to report all interest or dividends or because the IRS has notified such person that he or she is no longer subject to backup withholding. (If the undersigned is unable to certify that such person is not subject to backup withholding, such person should so indicate by striking through this Section 9(b); and

               c. If the FIRPTA Affidavit (attached hereto as Annex B) or the Substitute Form W-8 (attached hereto as Annex
C) have been completed, the information provided by the undersigned therein is true and accurate.

          10. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

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          IN WITNESS WHEREOF, the Seller and the Purchaser have
executed this Agreement as follows and effective as of the date written beside the Purchaser's signature below.

                          THE SELLER


          Seller must sign exactly as name(s) appear(s) on
Exhibit 1 hereto.

(Signature)____________________________

(Signature)____________________________   Date___________, 1995


          If signing as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information.

Name(s) and Capacity: _________________________________________
                              (Please Print)

Address: ______________________________________________________

City, State:____________________________  Zip Code: ___________

Area Code and Telephone No.:___________________________________


                      SIGNATURE GUARANTEE

          No signature guarantee is required if this Agreement is signed by the registered Limited Partner. In all other cases, all signatures on this Agreement and any other documents required hereby must be guaranteed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.


- ----------------------------------------------------------------
                  Name of Eligible Institution


- ----------------------------------------------------------------
      Address and Telephone No. of Eligible Institution

Signature ___________________ Name __________________ Title ________________


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                         THE PURCHASER



AQUARIUS ACQUISITION, L.P.

By: Partnership Acquisition Trust I,
      the General Partner


By: WILMINGTON TRUST COMPANY,
      as Trustee and not in its
      individual capacity


    By: __________________________  Date: _____________________, 1995
        Name:
        Title:


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                                                       ANNEX A


                      SUBSTITUTE FORM W-9
                TAXPAYER IDENTIFICATION NUMBER


          To prevent backup federal income tax withholding with respect to payment of the purchase price for Units sold pursuant to this Agreement, the Seller must verify to the Purchaser its correct TIN. If the Units are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report. Failure to provide the information on the form may subject the Seller to 31% federal income tax withholding on the payments made to the Seller or other payee with respect to Units sold.

          Please provide the TIN of the person submitting this Agreement on the line below or, if such person is awaiting a TIN, check the box.

               Social Security Number or
               Employee Identification Number _________________

               Awaiting TIN  /__/

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                                                       ANNEX B


                       FIRPTA AFFIDAVIT
          (Attach additional copies for joint Seller)


          Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership in which 50 percent or more of the value of the gross assets consists of U.S. real property interest and 90 percent or more of the value of the gross assets consist of U.S. real property interests plus cash or cash equivalents, if the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Units purchased in connection with this Agreement, the Seller hereby certifies the following under penalties of perjury:

          1.   The Seller, if an individual, is not a
nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax
Regulations);

          2. The Seller's U.S. social security number (for individuals) or employer identification number (for non-individuals) is ____________________________;

          3. The Seller's home address (for individuals), or office address and (if applicable) place of incorporation (for non-individuals is ___________________________________________

______________________________________________________________.


(Signature)________________________

(Signature_________________________  Date_______________, 1995


The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

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                                                        ANNEX C


                      SUBSTITUTE FORM W-8
          (Attach additional copies for joint Seller)


          By signing below, the Seller certifies that it is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the
Seller:

          (1) is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

          (2) if an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

          (3) neither engages, nor plans to engage, in a U.S.
trade or business that has effectively connected gains from transaction with a broker or barter exchange.


(Signature)____________________________

(Signature)____________________________    Date__________, 1995

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                           Exhibit 1



Name and Address of Seller
  as they appear on the                      Number of
register of the Partnership          Units Owned and to be Sold
- ---------------------------          --------------------------